UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported):    July 27, 2016

AVNET, INC.
(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of principal executive offices)	(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code.)

N/A

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

To provide financing in connection with the Transaction described below, on July 27, 2016, Avnet, Inc. (the “Company”) entered into a Senior Unsecured Bridge Credit Agreement (the “Bridge Credit Agreement”) with Bank of America, N.A. (“Bank of America”), as the initial lender and administrative agent.  The Bridge Credit Agreement provides for a single borrowing of (i) tranche A-1 bridge loans of up to £557.0 million and tranche B bridge loans of up to $250.0 million, each with a maturity date of 364 days from the date of borrowing, and (ii) tranche A-2 bridge loans of up to £150.0 million, with a maturity date of 90 days from the date of borrowing.  The Bridge Credit Agreement is unsecured.  The obligations of the lenders to fund loans under the Bridge Credit Agreement expire on February 27, 2017, or earlier as provided in the Bridge Credit Agreement.  The Company’s ability to borrow under the Bridge Credit Agreement is subject to customary limited conditionality.  Borrowings under the Bridge Credit Agreement will bear interest at a variable annual rate based on (i) LIBOR for borrowings in pounds sterling and (ii) LIBOR or base rate, at our election, for borrowings in U.S. dollars, plus in each case an applicable margin based on the credit rating at that time for our long-term senior unsecured indebtedness.

The Company’s failure to satisfy the covenants under the Bridge Credit Agreement or the occurrence of other specified events that could constitute an event of default could, among other things, permit the lenders thereunder to terminate their commitments or accelerate the Company’s repayment obligations.

The description of the provisions of the Bridge Credit Agreement set forth above is qualified in its entirety by reference to the full and complete terms contained in the Bridge Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 1.01 by reference.

Bank of America and its affiliates have in the past provided investment and commercial banking services to the Company and its affiliates for which Bank of America and its affiliates have received customary fees and expenses, and they may provide similar services to the Company and its affiliates in the future.

Item 2.03Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required hereunder is provided under Item 1.01 and is incorporated herein by reference.

Item 8.01Other Events

On July 28, 2016, the Company issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers, disclosing the terms of a recommended offer (the “Offer”) by the Company to acquire all of the outstanding and to be issued share capital of Premier Farnell plc, a public limited company organized under English law, in exchange for 185 pence per share in cash (the “Transaction”).  A copy of the Rule 2.7 Announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.  The press release making this announcement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

The following materials are attached as exhibited to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Senior Unsecured Bridge Credit Agreement, dated as of July 27, 2016, between Avnet, Inc. and Bank of America N.A., as Administrative Agent
99.1	Rule 2.7 Announcement issued by Avnet, Inc., dated July 28, 2016
99.2	Press release dated July 28, 2016

FURTHER INFORMATION

This Current Report is not intended to and does not constitute or form part of any offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Transaction or otherwise nor will there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable laws. The Transaction is expected to be implemented pursuant to the terms of the scheme of arrangement, which will contain the full terms and conditions of the Transaction, including details of how to vote in respect of the Transaction. Any decision in respect of, or other response to, the Transaction should be made only on the basis of the information contained in the scheme of arrangement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances and may include words such as “will,” “anticipate,” “intend,” “expect,” “believe,” “should,” “could” and other words of similar meaning. Actual results may differ materially from the expectations contained in the forward-looking statements.   Among the factors that could cause actual results to differ materially from those described in the forward-looking statements herein are the manner in which the parties plan to effect the Transaction, the expected benefits and costs of the Transaction, the expected timing of the completion of the Transaction, the various conditions to which the Transaction is subject, the terms of the Transaction and the manner in which the Company plans to finance the Transaction, the effect of the Transaction on the Company’s and its subsidiaries’ future prospects, the potential future financial impact of the Transaction, potential synergies resulting from the Transaction, and any assumptions underlying any of the foregoing. More detailed information about other factors that could cause actual results to differ from the Company’s expectations is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K.  Except as required by law, the Company is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2016	AVNET, INC.

	By:	/s/ Kevin Moriarty
Name: Kevin Moriarty
Title: Senior Vice President and
Chief Financial Officer